Exhibit 10
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 9 2008, with respect to the financial statements of Annuity Investors Life Insurance Company and with respect to the financial statements of Annuity Investors Variable Account B, in Post-Effective Amendment No. 22 to the Registration Statement (Form N-4 No. 333-19725) and Post-Effective Amendment No. 55 to the Registration Statement (Form N-4 No. 811-08017) and related Prospectus and Statement of Additional Information of Annuity Investors Variable Account B for the registration of the “Commodore Spirit” individual and group flexible premium deferred annuity.

/s/ Ernst & Young LLP
Cincinnati, Ohio
April 23, 2008